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                                                                     EXHIBIT 2.2

                     CONSENT, WAIVER AND THIRD AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         This CONSENT, WAIVER AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), is dated as of December 20, 2000, by and among AHL SERVICES, INC. ("AHL"), ARGENBRIGHT SECURITY, INC. ("Argenbright Security"), ARGENBRIGHT, INC. ("Argenbright"), ADI U.K. LIMITED ("ADI U.K."), AVIATION DEFENCE INTERNATIONAL GERMANY LIMITED ("ADI Germany"), ARGENBRIGHT HOLDINGS LIMITED ("U.S. Holdings"), THE ADI GROUP LIMITED ("European Holdings"), and ADI ALPHA HOLDING GMBH ("ADI Alpha") (each of AHL, Argenbright Security, Argenbright, ADI U.K., ADI Germany, U.S. Holdings, European Holdings and ADI Alpha is sometimes individually referred to as an "Existing Borrower" and collectively are referred to as the "Existing Borrowers"), TUJA ZEITARBEIT GMBH & CO. KG, INGOLSTADT, ("TUJA"), EMD GESELLSCHAFT FUR PERSONALDIENSTLEISTUNGEN GMBH & CO. KG, ASCHAFFENBURG ("EMD Aschaffenburg"), and AHL EUROPE LIMITED ("AHL Europe Limited"; together with TUJA and EMD Aschaffenburg, the "New Borrowers"), the financial institutions listed on the signature pages hereto as Lenders, and First Union National Bank, a national banking association ("First Union"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         WHEREAS, the Lenders, the Administrative Agent and the Existing Borrowers are parties to that certain Second Amended and Restated Credit Agreement dated as of October 15, 1999, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of November 23, 1999 and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of May 24, 2000 (as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement); and

         WHEREAS, at the request of the Existing Borrowers, the Lenders and the Administrative Agent have agreed (i) to amend certain provisions of the Credit Agreement as set forth herein, (ii) to waive certain Events of Default that have occurred in connection with the formation of AHL Europe Limited, and (iii) to consent to the sale of the Borrowers' domestic and European aviation services, facility support services, and transportation businesses (the "Aviation Business") as set forth herein, all upon and subject to all of the terms, conditions and provisions hereof.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for TEN DOLLARS ($10.00) and other good and valuable

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consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1         AMENDMENTS TO CREDIT AGREEMENT

         Subject to the satisfaction of each of the conditions precedent set forth in Section 5.1 of this Amendment, the Existing Borrowers, the Lenders and the Administrative Agent hereby agree that the Credit Agreement be, and it hereby is, amended as follows, effective as of the First Effective Date (as defined below):

         1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by:

                  (a) amending the following defined terms to read in their entirety as follows:

                  "Adjusted EBITDA" as applied to AHL and the Subsidiaries, means, for any period, AHL and the Subsidiaries' Net Income (but without deduction of income and franchise taxes that have been accrued), plus (a) Interest Expense paid or accrued, (b) amortization and depreciation deducted in determining Net Income, and (c) the Reserve Increase during the period, provided that in calculating Net Income for the purpose of calculating Adjusted EBITDA there shall be excluded therefrom (i) any loss arising from the sale of capital assets; (ii) any loss arising from any write-up of assets; and (iii) any loss arising from extraordinary or nonrecurring items.

                  "Aggregate Commitment" means Three Hundred Million Dollars ($300,000,000).

                  "Aviation Business Sale" shall have the meaning given thereto in the Third Amendment.

                  "Commitment" means the commitment of a Lender to make Loans, the Issuing Bank to issue Letters of Credit hereunder, and of each Lender to reimburse the Issuing Bank for unreimbursed drawings under any Letter of Credit. On the Third Amendment Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Commitment", as the same may be reduced or modified at any time or from time to time pursuant to Section 2.4(c) and Section 12.8.

                  "Foreign Borrowers" means each of ADI U.K., ADI Germany, European Holdings, ADI Alpha Holding, AHL Europe Limited, TUJA, and EMD Aschaffenburg.

                  "EBITDA" as applied to AHL and the Subsidiaries, means, for any period, AHL and the Subsidiaries' Net Income (but without deduction of income and franchise taxes that have been accrued), plus (a) Interest Expense paid or accrued, (b) amortization and depreciation deducted in determining Net Income, and (c) the Reserve Increase during the


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         period.

                  "Expiration Date" means April 15, 2002.

                  "Net Income" means, with respect to AHL and its Subsidiaries, for any period and without duplication, net income (or loss) for such period determined in accordance with GAAP, provided that in calculating Net Income there shall be excluded therefrom (i) any gain arising from the sale of capital assets; (ii) any gain arising from any write-up of assets; (iii) all net earnings of any entity (other than a Subsidiary) in which AHL has an ownership interest unless such net earnings have actually been received by AHL and the Subsidiaries in the form of cash distributions; (iv) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the AHL and the Subsidiaries; and (v) any gain arising from extraordinary or nonrecurring items.

                  "Prime Rate" means, at any time, with respect to European Swingline Loans in the Base Rate Currency, the fluctuating and publicly announced base rate of HSBC Plc (formerly named Midland Bank, plc). Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate that may be announced publicly as the Prime Rate is an index or base rate and shall not necessarily be the lowest or best rate charged to customers or other banks

                  "Pro Forma Adjusted EBITDA" as applied to AHL and the Subsidiaries, means, for any period, Consolidated Adjusted EBITDA of AHL and the Subsidiaries calculated on a pro forma basis to (i) include as of the first day of such period, the Adjusted EBITDA of all companies acquired during such period as if they had been owned by AHL and the Subsidiaries for the entire period (adjusted for any non-recurring costs and expenses incurred by the acquired company prior to the date of such acquisition, as approved by the Administrative Agent in its sole discretion (or, in the case of any acquisition that requires the consent of the Required Lenders, as approved by the Administrative Agent and the Required Lenders)) and (ii) exclude as of the first day of such period, the Adjusted EBITDA of all companies disposed of during such period as if they had not been owned by AHL and the Subsidiaries at any time during such period. Borrowers hereby agree to promptly furnish to the Administrative Agent any information, including, without limitation, financial statements of the acquired company, as may reasonably be requested by the Administrative Agent in order to calculate Pro Forma Adjusted EBITDA.

                  "Pro Forma EBITDA" as applied to AHL and the Subsidiaries, means, for any period, Consolidated EBITDA of AHL and the Subsidiaries calculated on a pro forma basis to (i) include as of the first day of such period, the EBITDA of all companies acquired during such period as if they had been owned by AHL and the Subsidiaries for the entire period (adjusted for any non-recurring costs and expenses incurred by the acquired company prior to the date of such acquisition, as approved by the Administrative


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         Agent in its sole discretion (or, in the case of any acquisition that requires the consent of the Required Lenders, as approved by the Administrative Agent and the Required Lenders)) and (ii) exclude as of the first day of such period, the EBITDA of all companies disposed of during such period as if they had not been owned by AHL and the Subsidiaries at any time during such period. Borrowers hereby agree to promptly furnish to the Administrative Agent any information, including, without limitation, financial statements of the acquired company, as may reasonably be requested by the Administrative Agent in order to calculate Pro Forma EBITDA.

                  (b) and adding the following new definitions in alphabetical order:

                  "AHL Europe Limited" means AHL Europe Limited, a private company with limited liability incorporated under the laws of England and Wales.

                  "EMD Aschaffenburg" means EMD Gesellschaft fur
         Personaldienstleistungen GmbH & Co. KG, Aschaffenburg, a limited partnership organized under the laws of the Federal Republic of Germany.

                  "Third Amendment" means that certain Consent, Waiver and Third Amendment To Second Amended and Restated Credit Agreement, dated as of December 20, 2000, by and among the Borrowers, the Lenders and the Administrative Agent.

                  "Third Amendment Effective Date" means the date which is the "First Effective Date", as defined in the Third Amendment.

                  "TUJA" means TUJA Zeitarbeit GmbH & Co. KG, Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany.

         1.2 Amendment to Section 3.1(a).(a) Section 3.1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (a) Interest Rate Options. Base Rate Loans shall bear interest at a rate equal to (i) the Domestic Base Rate plus the Applicable Margin (the "Applicable Margin") as set forth below in this
         Section 3.1, if such Loans constitute Revolving Loans made in Dollars or Swingline Loans, or (ii) the Foreign Base Rate plus the Applicable Margin, if such Loans constitute European Swingline Loans made as Base Rate Loans in the Base Rate Currency. LIBOR Rate Loans (which shall include all Revolving Loans made as Foreign Currency Loans, and any European Swingline Loans made in Alternative Currencies other than Europeans Swingline Loans made as Base Rate Loans in the Base Rate Currency) shall bear interest at the LIBOR Rate plus the Applicable Margin. On behalf of the Borrowers, AHL shall determine whether a Revolving Loan is to be a Foreign Currency Loan, Base Rate Loan or LIBOR Rate Loan and select the Interest Period, if any, applicable to such Loan at the time a request for borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Any Revolving Loan or any portion thereof as to which the


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         Company has not duly specified an interest rate as provided herein shall, (x) if it is a Loan made in Dollars, be deemed a Base Rate Loan, and (y) if it is a Revolving Loan made as a Foreign Currency Loan, be deemed a LIBOR Rate Loan having an Interest Period of one month. Any LIBOR Rate Loan for which an Interest Period has ended, shall, so long as no Event of Default has occurred and shall be continuing, be deemed renewed as a LIBOR Rate Loan in the currency in which the LIBOR Rate Loan was repayable (unless it is a Foreign Currency Loan made in Deutsche Marks, which shall be paid in full at the end of such Interest Period), and have an Interest Period of one month, provided that no Event of Default shall arise as a result thereof.

                  For the avoidance of doubt and without limiting the foregoing,
         (i) any borrowings under the Revolving Facility made in an Alternative Currency (including English Pounds) shall be made by the Lenders solely as LIBOR Rate Loans, (ii) any borrowings under the European Swingline Facility made in an Alternative Currency (other than English Pounds) shall be made by the European Swingline Lender solely as LIBOR Rate Loans having an Interest Period of one month or as otherwise acceptable to the European Swingline Lender, and (iii) any borrowings under the European Swingline Facility made in English Pounds shall be made by the European Swingline Lender as Foreign Base Rate Loans or, if acceptable to the European Swingline Lender, as LIBOR Rate Loans having an Interest Period of one month or as otherwise acceptable to the European Swingline Lender.

         1.3 Amendment to Section 3.1(d). Section 3.1(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (d) Applicable Margin. The Applicable Margin with respect to Revolving Loans bearing interest determined with reference to the Domestic Base Rate, European Swingline Loans bearing interest determined with reference to the Foreign Base Rate, and LIBOR Rate Loans shall be determined on the earlier of (A) at the end of each fiscal quarter hereof by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the end of such fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (B) where the Borrowers are required to deliver an officer's certificate under
         Section 9.4(g)(v) in connection with the consummation of an acquisition, by reference to the ratio of Consolidated Total Indebtedness of AHL and its Subsidiaries as of the most recently ended fiscal quarter to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter (calculated on a pro forma basis in accordance with said Section), in each case, as follows:


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                                Applicable Margin


             Total Indebtedness/Pro             Domestic Base Rate          Foreign Base
              Forma Adjusted EBITDA                   Margin                 Rate Margin           LIBOR Margin
        --------------------------------     -------------------------    -----------------        ------------
        Greater than or equal to 3.00 to               .875%                   2.875%                 2.125%
        1.00

        Greater than or equal to 2.50 to               .625%                   2.625%                 1.875%
        1.00 but less than 3.00 to 1.00

        Greater than or equal to 1.50 to               .375%                   2.375%                 1.625%
        1.00 but less than 2.50 to 1.00

        Less than 1.50 to 1.00                         .125%                   2.125%                 1.375%

         All adjustments to the Applicable Margin shall be made by the Administrative Agent as provided in Section 3.1(e) below.

         1.4 Amendment to Section 3.1(e). Section 3.1(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (e) Adjustments to Applicable Margin. Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent five (5) Business Days after receipt by the Administrative Agent of (i) quarterly financial statements for AHL and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries as of the most recent fiscal quarter end (calculated as provided in subsection (d) above), and (ii) each officer's certificate setting forth the ratio of Consolidated Total Indebtedness to Consolidated Pro Forma Adjusted EBITDA for AHL and its Subsidiaries calculated on a pro forma basis required to be delivered pursuant to Section 9.4(g)(v). Subject to Section 3.1(f), in the event AHL fails to deliver such financial statements and certificate within the time required by Section 6.2 or Section 9.4(g)(v), as applicable, the Applicable Margin shall be the highest Applicable Margin set forth above until five (5) Business Days after the delivery of such financial statements and certificate. Notwithstanding any other provision of this Section 3.1(e), the


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         Applicable Margin shall be adjusted or established, as applicable, on the Third Amendment Effective Date to reflect the change in the amount of the Applicable Margin for LIBOR Rate Loans and the additions of the Applicable Margin for Domestic Base Rate Loans and the Applicable Margin for Foreign Base Rate Loans effected by the Third Amendment.

         1.5 Amendment to Section 8.2. Section 8.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  SECTION 8.2 Consolidated Total Indebtedness to Consolidated Pro Forma EBITDA. As of any fiscal quarter end, permit the ratio of (a) Consolidated Total Indebtedness of AHL and its Subsidiaries as of such date to (b) Consolidated Pro Forma EBITDA of AHL and its Subsidiaries for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to exceed (x) 3.50 to 1.00, at each fiscal quarter end prior to the date of the closing, if any, of the Aviation Business Sale, and (y) 2.75 to 1.00, at each fiscal quarter end on and after the date of the closing, if any, of Aviation Business Sale. For purposes of determining compliance by Borrowers with the covenant set forth in this Section 8.2 for any period containing both or either the fiscal quarter ending March 31, 2000 and/or the fiscal quarter ending December 31, 2000, Consolidated Net Income of AHL and its Subsidiaries for the fiscal quarter ending March 31, 2000 (as reflected on the financial statements of AHL and its Subsidiaries delivered to the Administrative Agent pursuant to Section 6.1(a) of the Credit Agreement) shall be deemed to be increased by an amount equal to $2,700,000 for such quarterly period, and Consolidated Net Income of AHL and its Subsidiaries for the fiscal quarter ending December 31, 2000 (as reflected on the financial statements of AHL and its Subsidiaries delivered to the Administrative Agent pursuant to
         Section 6.1(a) of the Credit Agreement) shall be deemed to be increased by an amount equal to $2,900,000 for such quarterly period.

         1.6 Amendment to Section 8.3. Section 8.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  SECTION 8.3 Interest Coverage Ratio. As of any fiscal quarter end, permit the Interest Coverage Ratio to be less than 2.00 to
         1.00. For purposes of determining compliance by Borrowers with the covenant set forth in this Section 8.3 for any period containing both or either the fiscal quarter ending March 31, 2000 and/or the fiscal quarter ending December 31, 2000, Consolidated Net Income of AHL and its Subsidiaries for the fiscal quarter ending March 31, 2000 (as reflected on the financial statements of AHL and its Subsidiaries delivered to the Administrative Agent pursuant to Section 6.1(a) of the Credit Agreement) shall be deemed to be increased by an amount equal to $2,700,000 for such quarterly period, and Consolidated Net Income of AHL and its Subsidiaries for the fiscal quarter ending December 31, 2000 (as reflected on the financial statements of AHL and its Subsidiaries delivered to the Administrative Agent pursuant to Section 6.1(a) of the Credit Agreement) shall be deemed to be increased by an amount


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         equal to $2,900,000 for such quarterly period.

         1.7 Amendment to Section 9.4(g)(ii). Section 9.4(g)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (ii) no Default or Event of Default is in existence at the time of such acquisition or would be created as a consequence of such acquisition, and after giving effect to any such acquisition on a pro forma basis, AHL and its Subsidiaries are in pro forma compliance with the Consolidated Total Indebtedness to Consolidated Pro Forma EBITDA covenant set forth in Section 8.2 as of the most recently ended fiscal quarter for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter end,

         1.8 Amendment to Section 9.4(g)(iii). Section 9.4(g)(iii) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  (iii) the aggregate consideration (including any indebtedness assumed by AHL or any of its Subsidiaries in connection with such acquisition) in any single acquisition does not exceed $15,000,000,

         1.9 Amendment to Section 12.8. Section 12.8 of the Credit Agreement is hereby amended by adding the following new sentence at the end of such Section:

         "Notwithstanding the provisions of this Section 12.8, a Lender party to a Hedging Agreement is not required to obtain the consent of any other Lender in order to amend such Hedging Agreement, or grant its consent or waiver with respect thereto."

         1.10 Amendment to Schedule 1.1. Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as set forth on Schedule 1.1 to this Amendment.

SECTION 2         WAIVERS IN RESPECT OF AHL EUROPE LIMITED AND ARGENBRIGHT B.V.

         AHL has notified the Administrative Agent that Events of Default have occurred as a result of the Borrowers' failure to comply with the UK Security Documents and Sections 7.12, 9.1, 9.4, and 9.6 of the Credit Agreement caused by
(i) the transfer by AHL of its shares in European Holdings to AHL Europe Limited, a direct Wholly-Owned Subsidiary of AHL, (ii) the failure to deliver to the Administrative Agent the documents and instruments required by Section 7.12 of the Credit Agreement with respect to AHL Europe Limited, (iii) the incurrence by Argenbright B.V., a limited liability company organized under the laws of the Netherlands and a direct Wholly-Owned Subsidiary of AHL ("Argenbright B.V."), of indebtedness to AHL in the principal amount of (pound) 10,250,000, (iv) the incurrence by AHL Europe Limited of indebtedness to Argenbright B.V. in the principal amount of (pound) 10,250,000 (the "Intercompany Debt") and the expenditure of (pound) 10,000,000 of such loan proceeds to purchase additional shares of European


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Holdings, and (v) the guaranty by AHL Services, Inc. of the Intercompany Debt
(collectively, the "Existing Events of Default"). Subject to the satisfaction of each of the conditions precedent set forth in Section 5.1 of this Amendment, the Lenders and the Administrative Agent hereby waive the Existing Events of Default and the effects thereof, effective as of the First Effective Date (as defined below).

SECTION 3         CONSENT TO SALE OF AVIATION BUSINESS

         AHL has requested that the Administrative Agent and the Lenders grant their consent to (a) the sale by AHL and/or certain Subsidiaries of AHL (AHL and/or such Subsidiaries, the "Sellers") of (i) the assets constituting the Aviation Business and certain intellectual property associated with the Aviation Business (collectively, the "Aviation Assets") and/or (ii) the capital stock, limited liability company interests, partnership interests, or other equity interests in one or more Subsidiaries owning substantially no assets other than the Aviation Assets (the "Aviation Stock") and (b) the incurrence by the Sellers of an obligation (the "Clawback Obligation") to the purchaser of the Aviation Business to pay up to $10,000,000 in an adjustment to the purchase price paid at closing, based on the performance of the Aviation Business during the twelve
(12) months following the closing of the sale (collectively, the "Aviation Business Sale"). Subject to the satisfaction of each of the conditions precedent set forth in Section 5.2 of this Amendment and the proviso contained in this sentence below, the Lenders and the Administrative Agent hereby consent to the Aviation Business Sale solely with respect to the Security Documents and Sections 9.4 and 9.6 of the Credit Agreement and hereby agree to the release of the Administrative Agent's security interests in the Aviation Assets and the Aviation Stock, effective as of the Second Effective Date (as defined below), provided that the closing of the Aviation Business Sale shall be consummated on or prior to February 28, 2001.

SECTION 4         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to the Lenders that: (a) immediately prior to the effectiveness of this Amendment, all of the representations set forth in the Credit Agreement were accurate in all material respects as of the date hereof, (b) after giving effect to this Amendment, all of the representations and warranties set forth in the Amended Credit Agreement, will be accurate in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date, and (c) other than the Existing Events of Default, there exists no Default or Event of Default under the Credit Agreement or the Loan Documents as of the date hereof.

SECTION 5         CONDITIONS TO EFFECTIVENESS

         5.1 First Effective Date. The amendments to the Credit Agreement set forth in Section 1 of this Amendment and the waivers set forth in Section 2 of this Amendment all shall become effective on the first day on which each of the following conditions precedent shall have been


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satisfied (the "First Effective Date"):

                  (a) AHL shall have paid to the Administrative Agent, for the account of each Lender signing this approval letter, a non-refundable amendment fee in an amount equal to .125% of the amount of such Lender's reduced Commitment as set forth on Schedule 1.1 to this Amendment.

                  (b) The Administrative Agent shall have received counterparts to this Amendment duly executed by each of the parties hereto.

                  (c) Each New Borrower shall have become a Borrower under the Credit Agreement on the First Effective Date by executing and delivering to the Administrative Agent a Joinder Agreement, dated as of the First Effective Date, in form and substance satisfactory to the Administrative Agent.

                  (d) Each New Borrower shall have executed and delivered to the Administrative Agent new Notes, dated as of the First Effective Date, in favor of each Lender, in form and substance satisfactory to the Administrative Agent.

                  (e) AHL shall have executed and delivered to the Administrative Agent a share mortgage (or its equivalent), dated as of the First Effective Date, in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which AHL grants a mortgage in the ordinary shares of (pound) 1 each in AHL Europe Limited representing 100% of the outstanding ordinary shares thereof.

                  (f) AHL Europe Limited shall have executed and delivered to the Administrative Agent a share mortgage, dated as of the First Effective Date, in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which AHL Europe Limited grants a mortgage in the shares of European Holdings representing 100% of the outstanding shares of capital stock of European Holdings.

                  (g) AHL, Argenbright B.V. and AHL Europe Limited shall have executed and delivered to the Administrative Agent an intercompany subordination agreement, dated as of the First Effective Date, in favor of the Administrative Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which the Intercompany Debt (and AHL's guaranty thereof) shall be subordinated to the Obligations and payments of principal, and, after the occurrence and the during the continuance of an Event of Default, interest, in respect of the Intercompany Debt (or AHL's guaranty thereof) shall be prohibited so long as the Obligations remain outstanding.

                  (h) Each New Borrower and each party to the German Security Documents and the UK Security Documents shall have executed and delivered to the Administrative Agent such amendments to and confirmations of such documents as shall be requested by


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         the Administrative Agent, in form and substance satisfactory to the
         Administrative Agent.

                  (i) The Administrative Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Administrative Agent and the Lenders, with respect to the Existing Borrowers and the New Borrowers, this Amendment, the other Loan Documents executed pursuant to this Section 5.1, and such other matters as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent.

                  (j) The Administrative Agent shall have received certificates as of a recent date as to the good standing of each Existing Borrower and New Borrower under the laws of their respective jurisdictions of organization.

                  (k) The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Existing Borrower and New Borrower certifying, as applicable, that attached thereto is a true and complete copy of the articles of incorporation or other charter documents of such Person and all amendments thereto (or, that there has been no modification thereto since the last date upon which such charter documents were certified to the Administrative Agent); that attached thereto is a true and complete copy of the bylaws of such Person as in effect on the date of such certification (or, that there has been no modification thereto since the last date upon which such charter documents were certified to the Administrative Agent); that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Person, authorizing the borrowings contemplated by the Credit Agreement and the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Existing Borrower or New Borrower executing Loan Documents to which such Existing Borrower or New Borrower is a party.

                  (l) The Administrative Agent shall have received such other documents as it shall have reasonably requested, in form and substance satisfactory to the Administrative Agent.

         5.2 Second Effective Date. The consent set forth in Section 3 of this Amendment shall become effective on the first day on which each of the following conditions precedent shall have been satisfied (the "Second Effective Date"):

                  (a)      The First Effective Date shall have occurred.

                  (b) The Administrative Agent shall have received the entire Net Cash Proceeds of the Aviation Business Sale received by Borrowers at the time of the closing of the Aviation Business Sale, in the minimum amount of $140,000,000 less, if the Sellers are required by the definitive documentation for the Aviation Business Sale to deposit funds in escrow in respect of the Clawback Obligation, an amount equal to the lesser of (i) the actual amount of such funds deposited into escrow and (ii) $6,000,000, and seventy percent (70%) of such Net Cash Proceeds shall have been applied to repay the Loans and permanently reduce the Aggregate Commitment by the amount of such repayment. Borrowers shall promptly upon receipt repay the Loans and permanently reduce the Aggregate Commitment by the amount of funds, if any, that are returned to Sellers from the escrow established in respect of the Clawback Obligation.

                  (c) All Obligations of each Borrower whose capital stock is sold pursuant to the Aviation Business Sale, and each Subsidiary thereof (collectively, the "Sold Companies"), in respect of Loans made to any Sold Company shall have been repaid in full.

                  (d) With respect to each Letter of Credit issued on behalf of any Sold Company which remains outstanding, either (i) such Letter of Credit shall have been returned to the Administrative Agent for cancellation, (ii) there shall have been delivered to the Administrative Agent good funds equal to 100% of the maximum liability under such Letter of Credit, which funds are to be deposited in a separate, blocked account (the "Cash Collateral Account") maintained by Borrowers with the Administrative Agent and are to be held in the Cash Collateral Account for the benefit of the Lenders as cash collateral for the Borrowers' joint and several reimbursement obligations and the other Obligations, or (iii) there shall have been delivered to the Administrative Agent a letter of credit in form and substance satisfactory to the Administrative Agent in an amount equal to 100% of the maximum liability under such Letter of Credit with a term that extends 60 days beyond the latest expiration date of such Letter of Credit and issued by a bank satisfactory to the Administrative Agent that may be drawn upon by the Administrative Agent in the event of any draw under such Letter of Credit.

                  (e) The Administrative Agent shall have received a certified true and correct copy of the asset or stock purchase and sale agreement evidencing the Aviation Business Sale, which agreement shall be in form and substance satisfactory to the Administrative Agent.

                  (f) The Administrative Agent shall have received such other documents as it shall have reasonably requested, in form and substance satisfactory to the Administrative Agent.

Upon and after the Second Effective Date, (i) the Commitment of each Lender in respect of each Sold Company which was a Borrower prior to the Second Effective Date, and each Sold Company's rights and obligations under the Loan Documents (other than any provision of any of the Loan Documents which survives repayment of the Obligations and termination of the Loan Documents), shall immediately terminate, and (ii) all references to "Borrower" in the Loan Documents shall exclude each such Sold Company.

SECTION 6         MISCELLANEOUS

         6.1 Counterparts. This Amendment may be executed by each party to this Amendment upon a separate copy, and in such case one counterpart of this Amendment shall consist of enough of such copies to reflect the signature of all of the parties to this Amendment. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment or its terms to produce or account for more than one of such counterparts.

         6.2 General. Upon and after the First Effective Date, all references to the Credit Agreement in that document or in any other Loan Document shall mean the Credit Agreement as amended hereby. Except as expressly provided herein, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         6.3 Construction. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

         6.4 Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         6.5 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


                     [Signatures appear on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunder duly authorized as of the day and year first written above.

                                    EXISTING BORROWERS:

                                    AHL SERVICES, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    ARGENBRIGHT SECURITY, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    ARGENBRIGHT, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    ADI U.K. LIMITED


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                        Signature Page - Third Amendment

                                    AVIATION DEFENCE INTERNATIONAL
                                    GERMANY LIMITED


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    ARGENBRIGHT HOLDINGS LIMITED


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    THE ADI GROUP LIMITED


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    ADI ALPHA HOLDING GMBH


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                        Signature Page - Third Amendment

                                    NEW BORROWERS:

                                    TUJA ZEITARBEIT GMBH & CO. KG, INGOLSTADT


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    EMD GESELLSCHAFT FUR
                                    PERSONALDIENSTLEISTUNGEN GMBH & CO. KG,
                                    ASCHAFFENBURG


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                                    AHL EUROPE LIMITED


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                             [CORPORATE SEAL]


                        Signature Page - Third Amendment

                                    LENDERS:

                                    FIRST UNION NATIONAL BANK, as
                                    Administrative Agent and Lender


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------


                                    FIRST UNION NATIONAL BANK,
                                    LONDON BRANCH, as European Swingline Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------



                                    WACHOVIA BANK, N.A., as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    SUNTRUST BANK, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANK OF AMERICA, N.A., as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                        Signature Page - Third Amendment

                                    FLEET NATIONAL BANK, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    DG BANK DEUTSCHE
                                    GENOSSENSCHAFTSBANK AG CAYMAN
                                    ISLAND BRANCH, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    THE BANK OF NOVA SCOTIA, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    SCOTIABANK EUROPE PLC, as Lender for
                                    Revolving Loans made in Alternative
                                    Currencies, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                        Signature Page - Third Amendment

                                    SALOMON BROTHERS HOLDING
                                    COMPANY INC., as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    FIRSTSTAR BANK, N.A., as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANK ONE, NA, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    SOVEREIGN BANK, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE INC., as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                        Signature Page - Third Amendment

                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                        Signature Page - Third Amendment

                                    THE FUJI BANK LIMITED, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANK LEUMI LE-ISRAEL, B.M.,
                                    MIAMI AGENCY, as Lender


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                        Signature Page - Third Amendment

                                  SCHEDULE 1.1



                                                                          Commitment
           Lenders                           Commitment                   Percentage
-----------------------------               ------------                --------------
                                             (Dollars)
First Union National Bank and                $ 38,000,000               12.6666666666%
its Lender Affiliates

Salomon Brothers Holding Company             $ 34,000,000               11.3333333333%
Inc.

Bank of America, N.A.                        $ 32,000,000               10.6666666667%

Wachovia Bank N.A.                           $ 32,000,000               10.6666666667%

SunTrust Bank                                $ 28,000,000                9.3333333333%

Fleet National Bank                          $ 24,000,000                8.0000000000%

Dresdner Bank AG, New York and               $ 20,000,000                6.6666666667%
Grand Cayman Branches

Firststar Bank, N.A.                         $ 16,000,000                5.3333333333%

The Bank of Nova Scotia and its              $ 16,000,000                5.3333333333%
Lender Affiliates

Bank One, NA                                 $ 12,000,000                4.0000000000%

Sovereign Bank                               $ 12,000,000                4.0000000000%

Bank Austria Creditanstalt                   $ 12,000,000                4.0000000000%
Corporate Finance Inc.

The Fuji Bank Limited                        $ 10,000,000                3.3333333333%

DG Bank Deutsche                             $  8,000,000                2.6666666667%
Genossenschaftsbank Cayman
Islands Branch

Bank Leumi Le-Israel, B.M.,                  $  6,000,000                2.0000000000%
Miami Agency

TOTAL:                                       $300,000,000                     100.000%